UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 4, 2021

AMERGENT HOSPITALITY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	84-4842958	000-56160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

7529 Red Oak Lane

Charlotte, NC 28226

(Address of principal executive office) (zip code)

(Former address of principal executive offices) (zip code)

(704) 366-5122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class

Common stock, $0.0001 par value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01 Entry into a Material Definitive Agreement.

On February 4, 2021 Amergent Hospitality Group Inc., a Delaware corporation (“Amergent”), entered into an at will employment agreement and non-solicitation and confidentiality agreement with Steven Hoelscher, which agreements govern the terms of the engagement of Mr. Hoelscher as Amergent’s new Chief Financial Officer. Either party may terminate the employment agreement with or without cause and with or without advance notice, at any time. Mr. Hoelscher receives a base salary of $120,000 and has the opportunity to earn an annual bonus of $30,000 based on metrics to be determined by the board of directors of Amergent. The non-solicitation and confidentiality agreement contains customary restrictions on the use of confidential information, protecting Amergent’s trade secrets, as well as protective covenants governing non-solicitation of customers and employees and restricting interference with Amergent’s business.

Mr. Hoelscher’s engagement with Amergent is on a part-time basis. Mr Hoelscher serves as an officer of entities affiliated with Oz Rey, LLC (a related party and Amergent’s largest beneficial owner, which entity beneficially owning in excess 71% of Amergent’s outstanding common stock). Oz Rey, LLC holds a first priority secured note with a principal balance of $4,037,889, guaranteed by all of Amergent’s subsidiaries. Mr. Hoelscher serves as (a) a Manager and also the Chief Financial Officer of Oz Rey, LLC; (b) Chief Financial Officer of Mastodon Ventures, Inc., an affiliate of Oz Rey, LLC; and (c) as Manager and Chief Financial Officer of MV Amanth LLC and its subsidiaries, also affiliates of Oz Rey, LLC. Mr. Hoelscher may engage in other positions and pursuits from time to time during his employment; provided however, Mr. Hoelscher will notify the Company in advance of accepting new positions or embarking on new pursuits.

The foregoing descriptions of the employment agreement and non-solicitation and confidentiality agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which will be filed as exhibits to Amergent’s annual report on Form 10-K for the period ended December 31, 2020.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures set forth in Item 1.01 are incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2021

Amergent Hospitality Group, Inc.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer